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EXHIBIT  23.1



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTS


TO THE BOARD OF DIRECTORS
FASTCOMM COMMUNICATIONS CORPORATION



WE HEREBY CONSENT TO THE INCORPORATION BY REFERENCE IN THE PROSPECTUS CONSTITUTING A PART OF THIS REGISTRATION STATEMENT OF OUR REPORT, WHICH CONTAINED AN EXPLANATORY PARAGRAPH RELATING TO THE COMPANY'S ABILITY TO CONTINUE AS A GOING CONCERN, DATED JULY 12, 1999, RELATING TO THE CONSOLIDATED FINANCIAL STATEMENTS OF FASTCOMM COMMUNICATIONS CORPORATION APPEARING IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED APRIL 30, 1999.

WE ALSO CONSENT TO THE REFERENCE TO OUR FIRM UNDER THE CAPTION "EXPERT" IN THE PROSPECTUS.


                                                      /s/ BDO SEIDMAN, LLP



WASHINGTON, D.C.
DECEMBER 20, 1999